Exhibit 99.1

CLINICAL UPDATE

FOR IMMEDIATE RELEASE

ADVAXIS GRANTED PRE-IND MEETING WITH THE FDA
FOR ADVAXIS-PSA PROSTATE IMMUNOTHERAPY

Princeton, NJ – June 30, 2011 – Advaxis, Inc., (OTCBB: ADXS), a leader in developing the next generation of immunotherapies for cancer and infectious diseases, has been granted a pre-Investigational New Drug (“IND”) meeting with the U.S. Food and Drug Administration (“FDA”) on August 10, 2011 to discuss the CMC, pharmacology, toxicology, and clinical plans for Advaxis PSA, its construct to fight prostate cancer.

The product is being manufactured by Advaxis' contractor, Vibalogics, in Germany. The Company plans to file the IND application later this year to initiate a Phase I/II safety study in humans.

About Advaxis Incorporated

Advaxis is a biotechnology company developing proprietary, live but attenuated Listeria monocytogenes (Listeria) vaccines that deliver engineered tumor antigens, which stimulate multiple, simultaneous immunological mechanisms to fight cancer. Today, the Company has fifteen (15) distinct, cancer-fighting constructs in various stages of development, directly and through strategic collaborations with such recognized sites of excellence as the City of Hope, the Roswell Park Cancer Institute, the National Cancer Institute, the University of Pittsburgh, Cancer Research – UK, the University of British Columbia and the Department of Homeland Security. Please visit the Company’s portals: advaxis.com | facebook | twitter | LinkedIn

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

For Further Information:

Conrad F. Mir	Diana Moore
Executive Director	Analyst
Advaxis Incorporated	Advaxis Incorporated
609.452.9813 (Office)	dmoore@advaxis.com
mir@advaxis.com

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